Report of Independent Registered
Public Accounting Firm


To the Board of Trustees and
Shareholders of
Franklin Multi-Income Trust:

In planning and performing our
audit of the financial statements
of Franklin Multi Income Trust
(the "Trust") for the year ended
March 31, 2005, we considered its
internal control, including
control activities for
safeguarding securities, in order
to determine our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, not to provide
assurance on internal control.

The management of the Trust is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. Generally,
controls that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes
that are fairly presented in
conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations
in internal control, errors or
fraud may occur and not be
detected.  Also, projection of
any evaluation of internal
control to future periods is
subject to the risk that controls
may become inadequate because of
changes in conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the Public Company
Accounting Oversight Board
(United States).  A material
weakness, for purposes of this
report, is a condition in which
the design or operation of one or
more of the internal control
components does not reduce to a
relatively low level the risk
that misstatements caused by
error or fraud in amounts that
would be material in relation to
the financial statements being
audited may occur and not be
detected within a timely period
by employees in the normal course
of performing their assigned
functions.  However, we noted no
matters involving internal
control and its operation,
including controls for
safeguarding securities, that we
consider to be material
weaknesses as defined above as of
March 31, 2005.

This report is intended solely
for the information and use of
the Board of Trustees, management
and the Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified
parties.



PricewaterhouseCoopers, LLP

May 10, 2005